EXHIBIT 4.5

CONFORMED THROUGH

SECOND AMENDMENT

KRAFT FOODS GLOBAL, INC. TIP PLAN

(As Amended and Restated
Effective As of January 1, 2003)

Mayer, Brown, Rowe & Maw
Chicago

CERTIFICATE OF ADOPTION

By virtue of the amending authority reserved to the Management Committee for Employee Benefits (the “Committee”) in subsection 14.1 of the Kraft Foods North America, Inc. TIP Plan (the “Plan”), and pursuant to the authority delegated to the undersigned by the Committee, the Plan is hereby amended, restated, and continued, effective as of January 1, 2003, in the form set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this amendment and restatement this 31st day of December, 2003.

By:	/s/ JILL K. YOUMAN
Its:	Vice-President, Human Resources, Benefits

		Page

15.3.	Contribution Requirement	44

15.4.	Vesting	44

15.5.	Enforcement Rights; Amendment Restrictions	44

15.6.	Construction	45

v

SUPPLEMENT A	California Vegetable Concentrates Division	A-1
SUPPLEMENT B	Naperville Hourly Employees	B-1
SUPPLEMENT C	South Edmeston Hourly Employees	C-1
SUPPLEMENT D	Farmdale Hourly Employees	D-1
SUPPLEMENT E	Madison Hourly Employees	E-1
SUPPLEMENT F	Woodstock Hourly Employees	F-1
SUPPLEMENT G	Avon Hourly Employees	G-1
SUPPLEMENT H	Coshocton Hourly Employees	H-1
SUPPLEMENT I	Nashville Hourly Employees	P-1
SUPPLEMENT J	Sherman Hourly Employees	J-1
SUPPLEMENT K	Sandusky and Chicago Hourly Employees	K-1
SUPPLEMENT L	ESOP Fund Provisions	L-1
SUPPLEMENT M	Walton Hourly Employees	M-1
SUPPLEMENT N	Davenport Hourly Employees	N-1
SUPPLEMENT O	Fullerton Hourly Employees	O-1
SUPPLEMENT P	Nabisco Hourly Employees	P-1
SUPPLEMENT Q	Minimum Distribution Requirements After 2001	Q-1
SUPPLEMENT R	Ontario Hourly Employees	R-1

INDEX OF DEFINED TERMS

Section	Defined Term
1.9	Access System
1.5	Accounting Date
7.1	Accounts
7.1(c)	After-Tax Account
4.2	After-Tax Contribution
6.1	Altria Group
6.1	Altria Group Common Stock
6.1	Altria Group Stock Fund
8.3	Annual Additions
7.1(b)	Before-Tax Account
4.1	Before-Tax Contribution
11.6	Beneficiary
15.2(c)	Business Combination
15.2	Change of Control
1.1	Code
1.2	Committee
1.3	Committees
6.1(c)	Common Stock
1.1	Company
8.2	Compensation
3.1(b)	Computation Period
8.9	Contribution Percentage
15.5(b)	Control Date
15.3	Control Period
8.7	Deferral Percentage
11.1(c)	Distribution Date
1.1	Effective Date
4.6	Eligible Compensation
1.2	Employer
6.1	Employer Common Stock
1.3	ERISA
1.3	ESOP Fund
8.8	Excess Contributions
6.5	Ex-dividend Date
1.3	Fund
10.3	Hardship
8.9	Highly Compensated
8.7	Highly Compensated Group
8.7	Highly Compensated Group
Deferral Percentage
3.2	Hour of Service
15.2(b)	Incumbent Board
1.3	Investment Committee

6.1	Investment Funds
11.3(a)	Joint and Survivor Annuity
6.1	Kraft Foods Common Stock
6.1	Kraft Foods Stock Fund
2.5	Leased Employee
6.2(e)	Loan Fund
7.1(a)	Matching Account
5.1	Matching Contribution
3.3	Maternity or Paternity Absence
8.7	Non-highly Compensated Group
Deferral Percentage
3.3	One Year Break in Service
15.2(a)	Outstanding Parent Voting Securities
2.1	Participant
1.1	Plan
1.4	Plan Year
3.4	Predecessor Employer
7.1(a)(ii)	Prior ESOP
1.3	Profit Sharing Fund
1.2	Related Company
11.5(b)	Required Beginning Date
7.1(d)	Rollover Account
4.8	Rollover Contribution
8.3	Section 415 Affiliate
11.3	Spouse
3.4	Subsidiary
9.3	Termination Date
1.3	Trust
1.3	Trust Agreement
1.3	Trustee
3.1, 9.1	Year of Service

KRAFT FOODS GLOBAL, INC. TIP PLAN

(As Amended and Restated
Effective As of January 1, 2003)

SECTION 1

General

1.1.                              History, Purpose and Effective Date. Kraft Foods Global, Inc. (known as Kraft Foods North America, Inc. prior to March 19, 2004) (the “Company”), a Delaware corporation maintains the Kraft Foods Global, Inc. TIP Plan (formerly known as the Kraft Foods North America, Inc. TIP Plan and before that known as the Kraft Foods North America, Inc. Thrift Investment Plan (the “Plan”)) to encourage eligible employees to save a portion of their earnings on a regular basis and to accumulate capital for their future economic security. The Plan, which was originally adopted effective as of October 1, 1966, as a profit sharing plan, is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and includes a cash or deferred arrangement qualified under section 401(k) of the Code. Effective on and after December 15, 2001, the Plan is comprised of two portions:  one portion continues to be a profit sharing plan (including a cash or deferred arrangement) intended to meet the requirements of sections 401(a) and 401(k) of the Code; the other portion of the Plan consists of a stock bonus plan that is an employee stock ownership plan intended to meet the requirements of sections 401(a) and 4975(e)(7) of the Code. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 2003, the “Effective Date” of the Plan as set forth herein.

1.2.                              Related Companies and Employers. The term “Related Company” means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits (the “Committee”) are referred to below collectively as the “Employers” and individually as an “Employer”.

1.3.                              Plan Administration, Trust and Fiduciary Responsibility. The authority to control and manage the non-investment operations of the Plan is vested in the Committee, as more fully described in subsection 13.1. Except as otherwise expressly provided herein, the Committee shall have the rights, duties and obligations of an “administrator” as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and of a “plan administrator” as that term is defined in section 414(g) of the Code. The authority to control and manage the investment operations of the Plan is vested in the Benefits Investment Committee (the “Investment Committee”), as more fully described in Section 6A. The Committee and the Investment Committee are collectively referred to as the “Committees”. The Company and the Committees shall be “named fiduciaries”, as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the “Trustee”) acting under a “Trust” established pursuant to a “Trust Agreement” which forms a part of the Plan. As of the Effective Date, the assets of the Plan are held under the Kraft Foods Master Defined Contribution Trust established pursuant to the Master Savings Plan Trust Agreement by and among the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc., the Compensation and Governance Committee of Kraft Food Inc., Philip Morris Companies Inc., Kraft Foods Inc. and Bankers Trust Company, Trustee, dated as of November 1, 2001, as the same may be amended from time to time. The Trust fund established under the Trust Agreement (the “Fund”) is comprised of the “Profit Sharing Fund” and the “ESOP Fund”  The Profit Sharing Fund consists of all the Investment Funds described in subsection 6.1 of the Plan, except the Subparts thereof which are designated as the ESOP Fund. The ESOP Fund consists of the Subparts of those Investment Funds described in subsection 6.1 which are designated therein as the ESOP Fund. No contributions to the Plan of any kind shall be made to the ESOP Fund; provided, however, that intraplan transfers to the ESOP Fund shall be made in accordance with the provisions of subsection 6.5. The Altria Group Stock Fund and the Kraft Foods Stock Fund described in subsection 6.1 of the Plan (including the Subparts thereof designated as the ESOP Fund) are designed to invest solely in qualifying employer securities (within the meaning of section 409(l) and 4975(e)(8) of the Code), except for cash reserves for the purposes set forth in subsection 6.1. For this purpose, the term “qualifying employer securities” means common stock of the Employer or a Related Company which is readily tradeable on an established securities market.

1.4.                              Plan Year. The term “Plan Year” means the twelve-consecutive-month period beginning on each January 1 and ending on the following December 31.

1.5.                              Accounting Dates. The term “Accounting Date” means each business day as determined by the Committee in its sole discretion.

1.6.                              Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.7.                              Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.8.                              Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

1.9.                              Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such telephone voice response system as the Committee may designate from time to time as the vehicle(s) for executing regular transactions under the

Plan (referred to generally herein as the “Access System”). Each Participant shall have a password for purposes of executing transactions through the Access System and shall be required to complete a signature authorization form, and entry by a Participant of his password shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Access System, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Committee on the date it is electronically transmitted.

1.10.                        Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11.                        Action by Employers. Any action required or permitted to be taken by any Employer which is a corporation shall be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

1.12.                        Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Committee by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

1.13.                        Defined Terms. Terms used frequently with the same meaning are defined throughout the Plan in boldface. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.

1.14.                        Compliance With USERRA. Notwithstanding any provisions of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

SECTION 2

Participation in Plan

2.1.                              Eligibility for Participation. Participation in the Plan is entirely voluntary. An eligible employee who elects to participate (a “Participant”) shall commence participation on the date determined under subsection 2.2. Subject to the conditions and limitations of the Plan, each individual who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will be eligible to participate in the Plan upon meeting the following eligibility requirements:

(a)                                  he has completed one Year of Service (as defined in subsection 3.1);

(b)                                 contributions are not being made on his behalf to another defined contribution plan intended to be qualified under section 401(a) of the Code that is sponsored by an Employer or a Related Company;

(c)                                  he is a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining, and the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement; and

(d)                                 he does not perform services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization, agency, vendor or any other third-party, even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the date on which he first completes one Year of Service, he shall be eligible to become a Participant in the Plan on the first day on which he meets the requirements of paragraphs (b) and (c) of this subsection 2.1.

2.2.                              Commencement of Participation. Each employee eligible to participate in the Plan is required to make an election to participate prior to his commencement of participation in the Plan. An eligible employee may elect to commence participation in the Plan on the first day following the date he has satisfied the eligibility requirements set forth in subsection 2.1, and if an eligible employee does not properly elect to commence participation on such date, he may commence his participation on any day thereafter.

2.3.                              Inactive Participation. If an individual ceases to meet the eligibility requirements of subsection 2.1, such individual shall be considered an inactive Participant in the Plan as long as any amount is credited to his Account under the Plan, and:

(a)                                  no contributions shall be made by or for him under Section 4 or Section 5;

(b)                                 he may not make a withdrawal under Section 10 after he ceases to be an employee of an Employer or a Related Company.

2.4.                              Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.5.                              Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a “Leased Employee”, such Leased Employee shall not be eligible to participate in this Plan but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 2.5, “Highly Compensated” shall have the meaning set forth in subsection 8.8.

SECTION 3

Service

3.1.                              Years of Service. For purposes of Section 2, an employee’s “Years of Service” means:

(a)                                  With respect to any full-time employee, the aggregate of all time periods commencing on the employee’s first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.3). An employee’s first day of employment or reemployment is the first day for which he is credited with an Hour of Service (as defined in subsection 3.2).

(b)                                 With respect to any part-time or seasonal employee, each Computation Period (as defined in the next sentence) during which he completes at least 1,000 Hours of Service. A “Computation Period” is the initial 12-consecutive-month period commencing on the date an employee is first credited with an Hour of Service, and each Plan Year commencing with the first Plan Year which begins on or after the date he is first credited with an Hour of Service. An individual who completes at least 1,000 Hours of Service during his first Computation Period will be eligible to begin participating in the Plan on the day following the end of such Computation Period; an individual who first completes 1,000 Hours of Service in a subsequent Computation Period will be eligible to begin participating in the Plan on the day following the day in which he worked his 1,000th Hour of Service.

For purposes of this Section 3, a “full-time employee” is an employee who is regularly scheduled to work at least 1,000 hours in a calendar year, and a “part-time or seasonal employee” is an employee who is scheduled to work for fewer than 1,000 hours in a calendar year.

3.2.                              Hour of Service. The term “Hour of Service” means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

(a)                                  An employee or Participant shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the Employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day (to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws.

(b)                                 Hours of Service shall be calculated and credited pursuant to Department of Labor Regulation section 2530.200b-2, which is incorporated herein by reference.

3.3.                              One Year Break in Service. Except with respect to an employee whose absence from employment constitutes a Maternity or Paternity Absence, an approved leave of absence, qualified military service, or compensable physical disability incurred during employment service, the term “One Year Break in Service” means the 12-consecutive-month period commencing on the earlier of

(a)                                  the day an employee’s employment with the Employers and Related Companies is terminated for any reason, or

(b)                                 in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the first anniversary of the first day of such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period.       An employee or Participant who is absent on an approved leave of absence for a period shorter than 12 months will commence a One Year Break in Service on the date of his scheduled return to work if he does not in fact return to work at the expiration of such leave. An employee or Participant who is absent on an approved leave of absence for a period of 12 months or more will commence a One Year Break in Service on the first anniversary of the first day of such leave if he does not return to work at the scheduled expiration of such leave. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, a One Year Break in Service will commence on the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term “Maternity or Paternity Absence” means an employee’s or Participant’s absence from active employment with an Employer or Related Company by reason of the employee’s pregnancy, the birth of a child of the employee, the placement of a child with the employee in connection with the employee’s adoption of such child, or for purposes of caring for such child immediately after its birth or placement. The Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual’s absence was a Maternity or Paternity Absence. With respect to an individual whose absence from employment is on account of a compensable physical disability incurred during employment service, each year of such absence shall not constitute a One Year Break in Service if such individual recommences employment service within 30 days after the termination of the period for which statutory compensation for such disability was payable, or if such individual attains age 65 while on paid disability leave.

3.4.                              Service With Altria Group Affiliates and Predecessor Employers. For purposes of Section 3 and subsection 9.1, service with a Subsidiary or a Predecessor Employer shall be counted in the same manner as if such entity were a Related Company. A “Subsidiary” is any corporation in which Altria Group Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) owns (directly or indirectly) more than 50% of the outstanding voting stock. “Predecessor Employer” means a corporation or business which has been merged into or consolidated with, or all or substantially all of its assets acquired by, a Related Company or a Subsidiary.

3.5.                              Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

SECTION 4

Before-Tax, After-Tax and Rollover Contributions

4.1.                              Before-Tax Contributions. Subject to the terms and conditions of the Plan, each Participant may elect as follows:

(a)                                  Subject to the limitations set forth in subsections 4.3 and 4.7 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution.”  Such amount shall not be less than 1 percent nor more than 10 percent of his Eligible Compensation (as defined in subsection 4.6), but shall be limited to 6% with respect to Eligible Compensation in excess of $15,000. Any election made pursuant to this subsection 4.1 shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 Each Participant who is eligible to make Before-Tax Contributions under this Plan for any Plan Year pursuant to paragraph (a) next above and who has attained age 50 before the close of such Plan Year shall be eligible to make, in addition to the Before-Tax Contributions described in paragraph (a) next above, “catch-up” Before-Tax Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and such additional rules as the Company may establish on a uniform and nondiscriminatory basis. Such catch-up Before-Tax Contributions shall not be taken into account for purposes of the limitations on Before-Tax Contributions described in paragraph (a) next above, subsection 4.3 or any Supplement or for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up Before-Tax Contributions.

4.2.                              After-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.7 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 10 percent of his Eligible Compensation (as defined in subsection 4.6), but shall be limited to 6% with respect to Eligible Compensation in excess of $15,000. Any election pursuant to this subsection 4.2 shall be entered into the Access System or filed in accordance with other procedures approved by the Committee prior to the time it is to take effect.

4.3.                              Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, Before-Tax Contributions made on behalf of a Participant pursuant to subsection 4.1 and After-Tax Contributions made by such Participant pursuant to subsection 4.2 may not together exceed the maximum amount permitted under either such subsection.

4.4.                              Payment of Before-Tax and After-Tax Contributions. Before-Tax Contributions and After-Tax Contributions shall be made through periodic payroll deductions and shall be paid to the Trustee by the Employer for deposit in the Profit Sharing Fund on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant. For Participants on a semi-monthly payroll, deductions shall be made from each payroll payment and for Participants on a weekly payroll, deductions shall be made 48 times during the Plan Year, but not more than 4 times during any calendar month.

4.5.                              Modification, Discontinuance and Resumption of Before-Tax or After-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may adjust his Before-Tax and/or After-Tax Contributions prospectively by entering into the Access System, prior to the time such change is to be effective, an election to make any of the changes listed below:

(a)                                  change his Before-Tax and/or After-Tax Contribution rates within the limits specified above.

(b)                                 discontinue making Before-Tax and/or After-Tax Contributions; or

(c)                                  resume making Before-Tax and/or After-Tax Contributions.

4.6.                              Eligible Compensation. A Participant’s “Eligible Compensation” for any Plan Year shall mean his annual base wage or salary rate of pay as in effect on September 30 of the preceding Plan Year, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h) or 132(f)(4) of the Code, but it shall not include shift differentials, overtime or other premium pay, or bonus, incentive or other extra compensation.

4.7.                              Limitation on Compensation Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary except subsection 4.1(b), the amount of Eligible Compensation that may be taken into account under the Plan for any Plan Year for purposes of applying the limitations of this Section 4 and Section 5 shall not exceed the maximum amount permitted for the Plan Year under section 401(a)(17) of the Code.

4.8.                              Rollover Contributions. A Participant or an employee who meets the eligibility requirements of subsection 2.1 (without regard to paragraph (a) thereof) may make a Rollover Contribution (as defined below) to the Profit Sharing Fund, subject to the determination of the Committee that such rollover satisfies the requirements of this subsection 4.8. Before approving a rollover, the Committee may request from the Participant or employee any documents or opinion of counsel which the Committee, in its discretion, deems necessary. The term “Rollover Contribution” means a rollover contribution to the Profit Sharing Fund of all or part of a distribution which, under applicable provisions of the Code, is permitted to be rolled over to a qualified plan, except that, in no event shall the Plan accept a Rollover Contribution of amounts that would otherwise be excludible from a Participant’s gross income. If an employee who is not otherwise a Participant makes a Rollover Contribution to the Plan, he shall be treated as a Participant only with respect to his Rollover Account (defined in subsection 7.1) until he has met all of the requirements for Plan participation set forth in subsections 2.1 and 2.2.

SECTION 5

Matching Contributions

5.1.                              Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 and the terms of any applicable Supplement, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Participant employed by such Employer an amount equal to 45 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant. Any contribution made pursuant to this subsection 5.1 shall be referred to hereinafter as a “Matching Contribution”. Matching Contributions shall not be made with respect to catch-up Before-Tax Contributions.

5.2.                              Limitations on Amount of Employer Contributions. Except as otherwise specifically provided in Section 12, in no event shall the sum of any Before-Tax Contributions and Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

5.3.                              Payment of Employer Contributions. Matching Contributions to the Profit Sharing Fund for any Plan Year shall be paid to the Trustee for deposit in the Profit Sharing Fund, without interest, no later than the time prescribed by law for filing the Employer’s federal income tax return, including any extensions thereof.

SECTION 6

Investment of the Trust Fund

6.1.                              Investment Funds and Loan Account. The Investment Committee shall establish and cause the Trustee to maintain a Loan Account to reflect any loans to Participants pursuant to subsection 10.1 and the following “Investment Funds” for the investment of Participants’ Accounts in the Fund:

(a)                                  an “Altria Group Stock Fund” (known as the Philip Morris Stock Fund prior to January 27, 2003) consisting of two Subparts:  a fund forming part of the Profit Sharing Fund and invested in common stock of Altria Group, Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) (“Altria Group Common Stock”); and a fund designated as forming part of the ESOP Fund and invested in Altria Group Common Stock, a qualifying employer security within the meaning of sections 4975(e)(8) and 409(l) of the Code. The Altria Group Stock Fund shall be invested solely in Altria Group Common Stock, except for cash reserves held solely as needed for administrative purposes. Altria Group Common Stock for either Subpart may be purchased at its then fair market value on the open market or by private purchase, including purchases from Altria Group, Inc. (known as Philip Morris Companies Inc. prior to January 27, 2003) (“Altria Group”). Prior to December 15, 2001, the Philip Morris Stock Fund was a single fund primarily invested in the common stock of Philip Morris Companies Inc.

(b)                                 a “Kraft Foods Stock Fund” consisting of two Subparts:  a fund forming part of the Profit Sharing Fund and invested in Class A common stock of Kraft Foods Inc. (“Kraft Foods Common Stock”); and a fund designated as forming part of the ESOP Fund and invested in Kraft Foods Common Stock, a qualifying employer security within the meaning of sections 4975(e)(8) and 409(l) of the Code. The Kraft Foods Stock Fund shall be invested solely in Kraft Foods Common Stock, except for cash reserves held solely as needed for administrative purposes. Kraft Foods Common Stock for either Subpart may be purchased at its then fair market value on the open market or by private purchase (other than from

Kraft Foods Inc.). Prior to December 15, 2001 and after its introduction on November 1, 2001, the Kraft Foods Stock Fund was a single fund primarily invested in Kraft Foods Common Stock.

(c)                                  three or more other Investment Funds designated by the Investment Committee and forming part of the Profit Sharing Fund.

Altria Group Common Stock or Kraft Foods Common Stock (collectively referred to as “Employer Common Stock”) sold to the trustee for purposes of the Plan may be reacquired. The Trustee shall purchase shares of Employer Common Stock invested in the Altria Group Stock Fund or the Kraft Foods Stock Fund pursuant to a non-discretionary purchasing program pursuant to the terms of the Trust Agreement and may retain such Employer Common Stock, regardless of market fluctuation and, in the normal course, shall sell such shares of Employer Common Stock only upon the direction of Participants or Beneficiaries or to otherwise meet the administrative and distribution requirements of the Plan. Subject to the provisions of this subsection 6.1, the Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants; provided, however, that no Investment Fund or Subpart thereof shall be designated as forming a part of the ESOP Fund unless it is invested solely in qualifying employer securities (within the meaning of sections 409(l) and 4975(e)(8) of the Code), except for cash reserves held solely as needed for administrative purposes and pending the distribution from that Subpart of dividends (but not any earnings thereon) from shares of Employer Common Stock to those Participants and Beneficiaries who have elected to have the dividend paid to them rather than reinvested in additional shares of such Employer Common Stock (or in units representing such shares). Any earnings on the investment of such dividends shall be allocated to the Accounts of Participants or Beneficiaries based on the Account’s share of such dividends and shall be invested in additional shares of Employer Common Stock (or in units representing such shares) to be held in the applicable Subpart designated as forming part of the ESOP Fund. The Investment Committee (or an “investment manager” as that term is defined in section 3(38) of ERISA (“Investment Manager”)) may, in its sole discretion, keep any portion of an Investment Fund (or a Subpart thereof), other than the Altria Group Stock Fund and the Kraft Foods Stock Fund, in cash or short-term investments (including a commingled fund of the Trustee) for liquidity purposes, pending the selection and purchase of permanent investments for such Investment Fund (or Subpart thereof).

6.2.                              Loan Account and Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds (or Subpart thereof) and in the Loan Account to separately reflect his interests in each such fund or Subpart or in the Loan Account and the portion thereof that is attributable to each of his Accounts.

6.3.                              Investment Fund Elections. At the time that a Participant enrolls in the Plan he may specify the percentage of contributions subsequently credited to his Accounts that are to be initially invested in each of the Investment Funds in the Profit Sharing Fund (but not in the ESOP Fund) in accordance with uniform rules established by the Committee from time to time. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the Investment Funds in the Profit Sharing Fund as determined by the Committee. A Participant may modify his investment direction prospectively by entering into the Access System his election to do so prior to the effective time of the change in accordance with uniform rules established by the Committee; provided, however, that a Participant shall not be permitted to direct the initial investment of future contributions in the ESOP Fund.

6.4.                              Transfers Between Investment Funds. Subject to uniform rules established by the Committee from time to time, each Participant may elect to transfer prospectively the value of his Accounts held in any Investment Fund forming part of the Profit Sharing Fund to any other Investment Fund forming part of the Profit Sharing Fund then made available to such Participant. Subject to such uniform rules, each Participant may elect to transfer prospectively the value of his Accounts held in any Subpart of an Investment Fund designated as forming part of the ESOP Fund to any Investment Fund (or Subpart thereof) forming part of the Profit Sharing Fund; provided, however, that a Participant may not transfer the value of his Accounts held in the Subpart of an Investment Fund designated as forming a part of the ESOP Fund to the Subpart of such Investment Fund forming part of the Profit Sharing Fund. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Committee. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

6.5.                              Automatic Transfers to the ESOP Fund. Notwithstanding the foregoing provisions of this Section 6, the following provisions shall apply:

(a)                                  In accordance with procedures established by the Committee, all shares of Employer Common Stock (and all units representing such shares) held in the Subpart of either the Altria Group Stock Fund or the Kraft Foods Stock Fund forming part of the Profit-Sharing Fund shall be transferred to that Subpart of each such fund designated as forming part of the ESOP Fund as of the business day immediately preceding each applicable Ex-dividend Date (as defined below) or at such other time or times as the Committee, in its sole discretion, shall determine in order for Participants and Beneficiaries to make the election described in subsection 10.5 with respect to any dividends payable with respect to all shares of Employer Common Stock (and units representing such shares) invested in such funds.

(b)                                 The term “Ex-dividend Date” means the first date on which a purchaser of shares of Employer Common Stock is not entitled to receive a dividend that has been previously declared by the applicable Board of Directors. Under current industry practice, the Ex-dividend Date is three days prior to the date on which the identity of shareholders entitled to receive a dividend that has been declared is ascertained (the record date).

6.6.                              Independent Investment Advice. The Company, as a named fiduciary, shall be allocated the fiduciary responsibility to offer investment advice to Participants (including inactive Participants), Beneficiaries and alternate payees with respect to investment of their Accounts under the Plan. The Company shall designate an Investment Manager to render such investment advice, which Investment Manager shall acknowledge in writing to the Company that it is a fiduciary with respect to the Plan. The Investment Manager shall render such investment advice to any Participant, Beneficiary or alternate payee who requests it and who furnishes to the Investment Manager such information as it may reasonably request.

SECTION 6A

Investment Committee

6A.1.                    Investment Committee Membership and Authority. The Investment Committee referred to in subsection 1.3 is hereby established under the Plan and shall consist of the following positions of Kraft Foods Inc. or its subsidiaries, effective as of January 27, 2004:  Executive Vice President, Chief Financial Officer; Executive Vice President, Global Human Resources;  Executive Vice President, General Counsel & Corporate Secretary; and Senior Vice President & Controller. Each member of the Investment Committee shall acknowledge in writing to the Company that he or she is a fiduciary with respect to the Plan. Except as otherwise specifically provided in this subsection 6A.1, the Investment Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)                                  to select, appoint or remove one or more Trustees, custodians, Investment Managers and insurance companies to handle Plan assets, and to allocate Plan assets to each of them;

(b)                                 to direct a Trustee with respect to the investment of an Investment Fund;

(c)                                  to select and appoint one or more successor Trustees and to enter into and amend a Trust Agreement with a Trustee or any successor Trustee on behalf of the Employer;

(d)                                 to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan;

(e)                                  to establish investment guidelines, proxy voting policies and securities trading procedures;

(f)                                    to monitor the investment performance of each of the Investment Funds under the Plan and the fiduciaries responsible for the investment of Plan assets;

(g)                                 to adopt such rules of procedure and regulations as, in its opinion, may be necessary to carry out its duties under the Plan and that are consistent with the provisions of the Plan;

(h)                                 to maintain and keep adequate records concerning its proceedings and acts in such form and detail as the Investment Committee may decide;

(i)                                     to employ agents, attorneys, investment advisors or other persons (who may also be employed by or represent the Employers) for such purposes as the Investment Committee considers necessary or desirable to discharge its duties;

(j)                                     to furnish the Employers, the Committee and the Trustee with such information with respect to the Plan and the Trust as may be required by them for tax or other administrative or similar purposes;

(k)                                  to coordinate with the Committee on establishing procedures to ensure the confidentiality of information relating to the purchase, holding and sale of interests in the Altria Group Stock Fund (including both Subparts thereof) and the Kraft Foods Stock Fund (including both Subparts thereof) and on the exercise of voting, tender and similar rights by Participants, inactive Participants and Beneficiaries; and

(l)                                     to coordinate with the Committee and the Company (1) on providing and making available sufficient information to enable Participants, inactive Participants and Beneficiaries to make informed investment decisions, and (2) on performing any and all acts necessary to obtain the relief offered by section 404(c) of ERISA.

The certificate of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

6A.2.                    Allocation and Delegation of Investment Committee Responsibilities and Powers. In exercising its authority to control and manage the assets of the Plan the Investment Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Investment Committee responsibilities and powers under this subsection shall periodically report to the Investment Committee on its exercise thereof and the discharge of such responsibilities. The Investment Committee, and any member or delegate exercising Investment Committee responsibilities and powers under this subsection 6A.2, shall have no duty to report to the Company or its Board of Directors, or any Related Company or its Board of Directors, which in turn shall have no duty or authority to monitor the Investment Committee or any member or delegate exercising Investment Committee responsibilities and powers under this subsection 6A.2  Neither the Company nor its Board of Directors shall have any duty or authority to remove any member of the Investment Committee, except insofar as it amends this Section 6A in its settlor capacity.

6A.3.                    Exercise of Investment Committee’s Duties. Notwithstanding any other provisions of the Plan, the Investment Committee shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)                                  for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)                                 with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

6A.4.                    Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of the Investment Committee who is an employee of any Employer or Related Company.

6A.5.                    Indemnification of the Investment Committee. To the extent not reimbursed by any applicable insurance policy, the Investment Committee, the individual members thereof and the secretary (if any) of the Investment Committee shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Investment Committee’s functions if the Investment Committee or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

6A.6.                    Resignation of Investment Committee Member. A member of the Investment Committee may resign at any time by resigning from the position designated in subsection 6A.1 hereof that makes him a member, or by requesting that the Company amend the Plan to remove that position from the list of Investment Committee members, in either case by giving ten days’ advance written notice to the Company, the Trustee and the other Investment Committee members.

6A.7.                    Removal of Investment Committee Member. The Company may, solely in its settlor capacity, add or remove Investment Committee members, temporarily or indefinitely, by amending the Plan to add to or remove from the list of positions that make up the Investment Committee members, and by giving advance written notice to any new members (who shall acknowledge their fiduciary status as provided above), to any members whose position is removed, to the Trustee, and to the other Investment Committee members. If there is a vacancy in any of the positions that make up the Investment Committee, the remaining Investment Committee members shall have the same powers as the full Investment Committee until the vacancy is filled.

6A.8.                    ERISA Section 404(c). The Plan is intended to comply with the provisions of section 404(c) of ERISA and the Department of Labor regulation section 2550.404c-1. Accordingly, each Participant and inactive Participant (and Beneficiary) shall have the right to exercise control over the balance in his Accounts, including the power:

(a)                                  to direct the investment of the balance in his Accounts (and future contributions to such Accounts) among the Investment Funds not less frequently than quarterly; and

(b)                                 to exercise voting, tender and similar rights with respect to the full and fractional shares of Employer Common Stock allocated to his Accounts and held in the Altria Group Stock Fund (including both Subparts thereof) and the Kraft Foods Stock Fund (including both Subparts thereof) in accordance with Supplement P (7) to the Plan.

SECTION 7

Plan Accounting

7.1.                              Participants’ Accounts. The Committee shall maintain the following “Accounts” in the name of each Participant:

(a)                                  a “Matching Account,” which shall reflect:

(i)                                     Matching Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto; and

(ii)                                  any amounts transferred to the Profit Sharing Fund from the General Foods Employee Stock Ownership Plan (the “Prior ESOP”) upon termination of the Prior ESOP in September 1988 and the income, losses, appreciation and depreciation attributable thereto;

(b)                                 a “Before-Tax Account,” which shall reflect Before-Tax Contributions, if any, made on his behalf to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto;

(c)                                  an “After-Tax Account,” which shall reflect After-Tax contributions, if any, made by the Participant to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto; and

(d)                                 a “Rollover Account,” which shall reflect Rollover Contributions, if any, made by him to the Profit Sharing Fund and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts within any of a Participant’s Accounts to reflect portions of the Account that are held in the ESOP Fund, portions of the Account that are subject to special withdrawal or distribution rights or are otherwise subject to special rules. The Accounts and subaccounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Loan Account among the separate Accounts. Reference to the “balance” in a Participant’s Accounts means the aggregate of the balances in the subaccount maintained in the Investment Funds and Loan Account attributable to those Accounts.

7.2.                              Allocation of Fund Earnings and Changes in Value. Subject to the last sentence of this subsection, as of each Accounting Date, interest, dividends and changes in value in each

Investment Fund since the preceding Account Date shall be allocated to each Participant’s subaccount invested in such Investment Fund by adjusting upward or downward the balance of his subaccount invested in such Investment Fund in the ratio which the subaccount of such Participant invested in such Investment Fund bears to the total of the subaccount of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Before-Tax, After-Tax, Matching and Rollover Contributions to the Profit Sharing Fund received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund (or Subpart thereof) shall equal the total value of such fund (or Subpart thereof) (exclusive of such contributions) in accordance with uniform procedures consistently applied. Notwithstanding the fact that the Plan shall use a daily valuation system, which generally means that Participants’ Accounts will be updated each Accounting Date to reflect activity for that day, such as new contributions to the Profit Sharing Fund received by the Trustee, changes in Participants’ investment elections, and changes in the unit value of the Investments Funds, events may occur that cause an interruption in the process affecting a single Participant or a group of Participants. Neither the Employers, the Trustee nor the Plan guarantee that any given transaction will be processed on the anticipated day. The Investment Committee, in its discretion, may establish special rules for valuing any Investment Fund invested solely in Employer Common Stock (except for cash reserves for the purposes set forth in Section 6.1 hereof) to address the possibility of unusually high trading volume or a temporary suspension of trading in such stock. Such rules may set forth the circumstances under which transfers out of such Investment Fund will be valued using either the closing price on the applicable day on the New York Stock Exchange, a composite price listed in the Wall Street Journal, or a weighted average selling price.

7.3.                              Allocation and Crediting of Contributions. Subject to the provisions of Section 8, Before-Tax, After-Tax, Matching and Rollover Contributions made on behalf of a Participant to the Profit Sharing Fund for any payroll period shall be credited to that Participant’s appropriate Accounts as of the Accounting Date coinciding with or immediately following the last day of such payroll period. Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Profit Sharing Fund shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

7.4.                              Correction of Error. In the event of an error in the adjustment of a Participant’s Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.

7.5.                              Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Committee may determine, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

SECTION 8

Limitations on Compensation, Contributions and Allocations

8.1.                              Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 402(g) and 415(c) of the Code, the Committee may establish limits on the Before-Tax and After-Tax Contribution rates that may be elected by Participants, may unilaterally modify or revoke any Before-Tax or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 and 4.2, and may reduce the level of Matching Contributions (even to zero) allocable to any Participant pursuant to subsection 5.l.

8.2.                              Compensation for Limitation/Testing Purposes. “Compensation” for purposes of this Section 8 shall mean:

(a)                                  the Participant’s wages, salary, commissions, bonuses and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe and welfare benefits, non-qualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or non-qualified), amounts realized from the exercise of (or disposition of stock acquired under) any non-qualified stock option or other benefits given special tax treatment and lump sum severance pay, all as defined in Treas. Reg. § 1.415-2(d)(2), plus,

(b)                                 any amounts contributed on the Participant’s behalf for the Plan Year to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includable in gross income pursuant to section 125, 402(e)(3), 402(h) or 132(f), up to the maximum limit for that Plan Year under Code section 401(a)(17).

8.3.                              Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, and except to the extent permitted under subsection 4.1(b) of the Plan and section 414(v) of the Code, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(a)                                  $40,000 (indexed for cost-of-living increases in accordance with regulations under section 415(d) of the Code); or

(b)                                 100 percent of the Participant’s Compensation for that Plan Year calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term “Annual Additions” means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant’s Accounts under the Profit Sharing Fund for such year, excluding any

Before-Tax Contributions to the Profit Sharing Fund that are distributed as excess deferrals in accordance with subsection 8.5, but including any Before-Tax Contributions treated as excess contributions under subsection 8.7. The term Annual Additions shall also include, solely with respect to the dollar limit in (a) above, employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(1) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate; provided, however, that the compensation limit referred to in paragraph (b) next above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419(f)(2) of the Code) which is otherwise treated as an Annual Addition. “Section 415 Affiliate” means any entity that would be a Related Company if the ownership test of section 414 of the Code was “more than 50%” rather than “at least 80%”.

8.4.                              Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. § 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the Participant to reduce the excess amount.

8.5.                              Annual Dollar Limitation. In no event shall the Before-Tax Contributions for a Participant to the Profit Sharing Fund and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed the amount permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions made to the Profit Sharing Fund exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.5 and subsection 8.7 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant’s taxable year. In addition, if the applicable limitation for a Plan Year is exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant’s taxable year). Notwithstanding the foregoing provisions of this subsection 8.5, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Before-Tax Contributions previously distributed to the same Participant pursuant to subsection 8.7, provided, however, that for purposes of subsections 8.3 and 8.6, the correction under this subsection 8.5 shall be deemed to have occurred before the correction under subsection 8.7.

8.6.                              Section 401(k)(3) Testing. For any Plan Year, the amount by which the average of the Deferral Percentages (as defined below) for the Plan Year for the group of eligible employees who are Highly Compensated (the “Highly Compensated Group Deferral Percentage”) exceeds the average of the Deferral Percentages for the same Plan Year for the group of eligible employees who are not Highly Compensated (the “Non-highly Compensated Group Deferral Percentage”), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The “Deferral Percentage” for any eligible employee for a Plan Year shall be determined by dividing his Before-Tax Contributions for that Plan Year by his Compensation for that Plan Year, subject to the following special rules:

(a)                                  any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, whether or not any Before-Tax Contributions are made on his behalf for the year;

(b)                                 the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make elective deferrals under one or more other arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all of such elective deferrals were made on his behalf under the Plan;

(c)                                  excess Before-Tax Contributions distributed to a Participant under subsection 8.5 shall be counted in determining such Participant’s Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

(d)                                 all collective bargaining units shall be treated as a single collective bargaining unit, and separate testing of each collective bargaining unit shall not be required under this subsection 8.6.

Application of the provisions of this subsection 8.7 shall be made in accordance with the requirements of section 401(k)(3) of the Code and applicable regulations thereunder. The provisions of Code section 401(k)(3) and Treas. Reg. section 1.401(k)-1(b) are herein incorporated by reference.

8.7.                              Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.6, the Committee shall direct the Trustee to distribute the Excess Contributions (as defined below) for such year, with any gains or losses allocable thereto for that Plan Year. The “Excess Contributions” for any Plan Year shall mean the excess of the aggregate amount of Before-Tax Contributions taken into account in computing the Deferral Percentages of Highly Compensated Participants for such year over the maximum amount of Before-Tax Contributions permitted under the test set forth in subsection 8.6. Distribution of the Excess Contributions for a Plan Year shall be made to Highly Compensated Participants on the basis of the amount of contributions made on behalf of each such Participant for such year beginning with those Highly Compensated Participants making the largest dollar amount of contributions, in the manner required under section 401(k)(8)(B) of the Code. The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.7 and subsections 8.5, 8.9 and 8.10 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The amounts to be distributed to any Participant pursuant to this subsection 8.7 shall be reduced by the amount of any Before-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.5. The Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.

8.8.                              Highly Compensated. An active employee (that is, an employee who performs services for the Employer or any Related Company during the year in question) or Participant shall be “Highly Compensated” for any Plan Year if:

(a)                                  he was at any time during that Plan Year or the preceding Plan Year a 5 percent owner of an Employer or a Related Company; or

(b)                                 he received Compensation for the preceding Plan Year in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

A former employee (that is, any employee who separated from service, or was deemed to have separated, prior to the year in question and who performs no services for the Employers and Related Companies during the year) shall be “Highly Compensated” if he was a Highly Compensated active employee for either the separation year or any Plan Year ending on or after his 55th birthday. Notwithstanding the foregoing provisions of this subsection 8.8, for any Plan Year the Committee may use any alternative definition of highly compensated permitted under section 414(q) of the Code and applicable regulations thereunder.

8.9.                              Forfeiture of “Orphaned” Matching Contributions. If Before-Tax Contributions are returned to a Highly Compensated Participant to satisfy the contribution limits of section 415(c) of the Code, the deferral limits of section 402(g) of the Code or the nondiscrimination requirements of section 401(k)(3) of the Code, any Matching Contributions allocable thereto shall be forfeited and used to reduce the amount of Employer contributions otherwise required to be made to the Plan.

SECTION 9

Vesting Service, Vesting and Termination Dates

9.1.                              Determination of Vesting Service and Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax Account, After-Tax Account and Rollover Account. A Participant shall become vested in his Matching Account in accordance with the following schedule:

Completed Years of Service	Percent Vested

Less than 2	0%
2	25%
3	50%
4	75%
5	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in the amount of any dividend payable on or after December 15, 2001 with respect to shares of Employer Common Stock (or with respect to units representing such shares) that are allocated to his Account and held under the ESOP Fund, regardless of whether such dividend is distributed in cash pursuant to subsection 10.6 or reinvested in the Participant’s Account. For purposes of this subsection 9.1, a Participant’s “Years of Service” will be computed in accordance with paragraph 3.1(a) and subsection 3.4 regardless of whether he is a full-time employee or a part-time or seasonal employee, provided that no part-time or seasonal employee shall have fewer Years of Service for purposes of this subsection 9.1 as of December 31, 1997 than he would have had under the method of computing vesting service applicable to him under the terms of the Plan as in effect on May 11, 1997. Notwithstanding the foregoing provisions of this subsection 9.1, if an employee or Participant terminates employment with the Employers and Related Companies when he does not have a vested right to any portion of his Matching Account under this subsection 9.1, and if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Service prior to the first such One Year Break in Service, then his Years of Service prior to such break shall be disregarded and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for purposes of this subsection 9.1.

9.2.                              Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 55, dies or becomes permanently and totally disabled (as defined below) while employed by an Employer or a Related Company. In addition, in the event of the Plan’s termination (in accordance with subsection 14.2) or partial termination (as determined under applicable law and regulations), or the complete discontinuance of Employer contributions to the Plan, each affected Participant shall be fully vested in all his Accounts. The Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination. For purposes of this subsection 9.2, a Participant will be considered “permanently and totally disabled” if either (i) the Participant has been determined to be permanently and totally disabled under the terms of an Employer’s long term disability plan in which the

Participant participates, or (ii) the Participant has received a determination of disability by the Social Security Administration.

9.3.                              Termination Date. If a Participant is terminated for any reason, his “Termination Date” generally will be the last day for which he is paid wages or salary for services performed for an Employer, unless he is terminated while on an unpaid leave of absence, in which case his Termination Date will be the day as of which he is notified of his termination or resigns (whichever is applicable).

9.4.                              Distribution of Before-Tax Account Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the portion of his Account attributable to his Before-Tax Contributions prior to the date he attains age 59½, even though his employment with the Employers and Related Companies has terminated and he is otherwise eligible for a distribution under Section 11, unless or until he also has a “separation from service” within the meaning of section 401(k)(2)(B) of the Code. The foregoing restriction shall not apply, however, if the Participant’s termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the disposition of its interest in a subsidiary to an unrelated entity that meets the requirements for distribution under applicable Treasury regulations. Notwithstanding the foregoing, effective for distributions in Plan Years beginning after December 31, 2001, and subject to the other provisions of the Plan regarding distribution, distribution shall not be prohibited by reason of this subsection 9.4 as of any date after December 31, 2001 with respect to a Participant who has severed from employment (within the meaning of section 401(k)(2) of the Code) as of such date, regardless of when the severance from employment occurred.

SECTION 10

Loans and Withdrawals of Contributions While Employed

10.1.                        Loans to Participants. The Committee, upon request by a Participant who is an employee of an Employer or a Related Company (excluding any employee on layoff or a leave of absence without pay) or who is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA) may authorize a loan to be made to the Participant from his vested interest in the Trust Fund, subject to the following:

(a)                                  The minimum loan amount is $1,000. No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

(i)                                     $50,000, reduced by the excess, if any, of:

(A)                              the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

(B)                                the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

(ii)                                  the combined values of the Participant’s After-Tax, Before-Tax and Rollover Accounts;

and no loan shall be made to a Participant from the Plan in an amount that would exceed one-half of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made. Notwithstanding the foregoing, if the amount described in clause (ii) above declines because of investment losses between the date the loan is requested and the Accounting Date as of which it is made, the difference may be taken from the vested portion of his Matching Account (so long as the loan does not exceed one-half of the total vested balance of his Accounts).

(b)                                 Each loan to a Participant shall be charged against the Participant’s Accounts in the order and manner determined by the Committee, and shall be charged pro rata against each Investment Fund in which such Accounts are invested.

(c)                                  Each loan shall be evidenced by a written note providing for:

(i)                                     a repayment period of 12 through 60 months, inclusive;

(ii)                                  a reasonable rate of interest (as determined below);

(iii)                               substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

(iv)                              such other terms and conditions as the Committee shall determine.

The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall be a fixed rate for the life of the loan, except to the extent that a reduction in the interest rate is required by Federal law during a period of military service. The interest rate which applies to a loan shall be the rate in effect on the date that the loan application is made by the Participant.

(d)                                 A loan shall be the borrowing Participant’s individual investment within the Loan Account.

(e)                                  Payments of principal and interest to the Trustee with respect to any loan to a Participant:

(i)                                     shall reduce the outstanding balance with respect to that loan;

(ii)                                  shall reduce the balance of the Loan Account holding the promissory note reflecting that loan;

(iii)                               shall be credited to the Participant’s Accounts in the reverse order in which they were charged; and

(iv)                              shall be invested in the Investment Funds in accordance with his current investment directions with respect to such Accounts.

(f)                                    A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the Participant’s vested interest in the Plan. The note evidencing the loan, the security agreement and the payroll deduction authorization shall each be executed by the Participant by entry of his password into the Access System. Endorsement of the loan check shall constitute the Participant’s affirmation of the note, security agreement and payroll deduction authorization set forth in the written confirmation sent to the Participant after he made his loan request.

(g)                                 Generally, loan repayments will be made by automatic payroll deductions. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by check or money order and shall be sent to the Plan’s service center. The obligation to repay a loan shall be suspended during periods of military service to the extent permitted under section 414(u)(4) of the Code and the regulations thereunder. A Participant’s loan repayment obligation shall not be suspended on account of the Participant’s filing of a bankruptcy petition under the United States Bankruptcy Code, notwithstanding that the Participant voluntarily or involuntarily ceases loan repayments by payroll deduction or otherwise.

(h)                                 The loan may be prepaid in full, without penalty, at any time after it has been outstanding for 12 months. In the event of early repayment of the loan, the Participant may not apply for a new loan until at least 30 days after the prior loan’s repayment.

(i)                                     A loan to a Participant shall become immediately due and payable without notice of any kind upon his Termination Date. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid within the grace period established by the Committee for a delinquent payment (not later than the end of the calendar quarter following the quarter in which it is due) or within 90 days after acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Accounts become distributable. Any partial payments shall be applied first to the payment of accrued interest and thereafter to the payment of outstanding principal. During any period that an active Participant has a defaulted loan outstanding with respect to which amounts are not distributable as described in this subsection 10.1(i), interest shall continue to accrue on the outstanding balance of the loan at the rate determined under paragraph (c) next above. While he remains an active employee, such Participant may elect to repay the outstanding loan balance (including any accrued interest) in accordance with uniform procedures established by the Committee. Any loan repayments made in accordance with the preceding sentence shall be allocated to the Participant’s After-Tax Account.

(j)                                     If distribution is to be made to a Beneficiary in accordance with subsection 11.2, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

(k)                                  The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, setting reasonable rates of interest, and loan fees, which shall be communicated to Participants in writing or in such other manner as may be permitted by Federal law. A Participant may have only one loan outstanding at any time under the Plan and, for this purpose, loans outstanding under any plan of the Employers or any Related Company shall be considered a loan under the Plan. If a Participant has any loan outstanding under any defined contribution plan sponsored by the Employers or any Related Company, any such loan must be repaid in full before the Participant may obtain a loan from the Plan.

10.2.                        Hardship Withdrawals. Subject to the provisions of this subsection 10.2 and of paragraph 10.3(c), a Participant who has not attained age 59½, whose Termination Date has not yet occurred, and who incurs a Hardship (as defined in subsection 10.3) may elect to withdraw all or part of his interest in the following Accounts, as provided and in the order set forth below:

(a)                                  up to 100% of his After-Tax Account, and the earnings thereon;

(b)                                 up to 100% of his Rollover Account; and

(c)                                  up to 100% of the Before-Tax Contributions credited to his Before-Tax Account and any earnings credited to such account as of December 31, 1988.

Any such Hardship withdrawal is subject to a minimum amount of $500. A Participant who does not have at least $500 in the Accounts listed above is ineligible for a Hardship withdrawal. A Participant who is eligible to make a withdrawal under subsection 10.5 and/or subsection 10.6 must withdraw the full amount available to him under both such subsections before he makes a Hardship withdrawal under this subsection 10.2.

10.3.                        Determination of Hardship. A withdrawal will not be considered to be made on account of “Hardship” unless the following requirements are met:

(a)                                  The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

(i)                                     uninsured expenses for medical care described in section 213(d) of the Code incurred by the Participant, a parent of the Participant, the Participant’s spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

(ii)                                  the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)                               payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children or dependents;

(iv)                              the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)                                 funeral expenses of a family member, past due taxes, past due child support, other past due obligations, cash settlements due in a divorce, the cost of repairs to the Participant’s home as a result of major damage or to a major appliance, or repairs to or purchase of a car needed to commute to work.

(b)                                 The withdrawal must also be necessary to satisfy an immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the withdrawal does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant’s written representation that the need cannot be relieved:

(i)                                     through reimbursement or compensation by insurance or otherwise;

(ii)                                  by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

(iii)                               by ceasing to make Before-Tax or After-Tax Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation); or

(iv)                              by a loan pursuant to subsection 10.1 or by borrowing from commercial sources on reasonable commercial terms.

(c)                                  The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection 10.3 and adequate proof thereof, as determined by the Committee in its sole discretion.

10.4.                        Age 59½ Withdrawals. Once a Participant attains age 59½, he may withdraw all or any portion of his entire vested Account balance regardless of whether he has a Hardship.

10.5.                        Withdrawals From 3/31/97 After-Tax and Matching Account Balances. A Participant who was participating in the Plan prior to April 1, 1997 and whose Termination Date has not yet occurred may elect to withdraw all or a portion of his March 31, 1997 After-Tax Account and Matching Account balances, as provided and in the order set forth below:

(a)                                  that portion of his After-Tax Account attributable to After-Tax Contributions made prior to April 1, 1997, and any earnings thereon; and

(b)                                 that portion of his Matching Account attributable to Matching contributions made prior to April 1, 1997, and any earnings thereon.

Until November 1, 1999, any withdrawal under this subsection 10.5 is subject to a minimum amount of $500 or the total amount that may be withdrawn pursuant to this subsection, whichever is less.

10.6.                        Withdrawals of Dividends During and After Employment. Subject to such rules and conditions as the Committee shall prescribe on a uniform, consistent and nondiscriminatory basis, a Participant or Beneficiary may elect to have any cash dividend payable with respect to shares of Employer Common Stock (or with respect to units representing such shares) allocated to his Account and held under the ESOP Fund distributed to the Participant or Beneficiary in cash not later than ninety (90) days after the close of the Plan Year in which the dividend was paid. If a Participant or Beneficiary shall fail to make an election, any such dividends shall be paid to the applicable Subpart and reinvested in Employer Common Stock (or in additional units representing such shares) to be allocated to the Participant’s or Beneficiary’s Account.

10.7.                        Form of Withdrawals. Any loan or withdrawal from any Account pursuant to this Section 10 shall be made proportionately from each of the Investment Funds in which such Account is invested. All loan proceeds shall be paid solely in cash. All Hardship withdrawals and, except as provided in the following sentence, all withdrawals under subsections 10.4 and 10.5, shall be made solely in cash. Withdrawals under subsections 10.4 and 10.5 from the portion of a Participant’s Accounts that is invested in the Altria Group Stock Fund or the Kraft Foods Stock Fund (other than dividend withdrawals described in subsection 10.6) shall be made in cash, except to the extent the Participant elects to receive whole shares of Altria Group Common Stock or Kraft Foods Common Stock, respectively (with cash in lieu of any fractional share) and withdrawals from the other Investment Funds shall be paid solely in cash. Withdrawals under subsection 10.6 shall be made in cash.

SECTION 11

Distributions

11.1.                        Distributions to Participants After Termination of Employment. If a Participant’s Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 11.1, subject to the provisions of subsections 9.4 and 11.5:

(a)                                  If the value of the vested portions of such Participant’s Accounts (including any loans outstanding on his Termination Date) does not exceed $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as soon as practicable following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be distributed to him as soon as practicable following notification, in a lump sum payment; provided, however, that the distribution shall not commence earlier than 30 days after the Participant is given the direct rollover notice required under section 402(f) of the Code unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a direct rollover, and the Participant, after receiving such notice, affirmatively elects the distribution.

(b)                                 If a Participant is not cashed out under the provisions of the foregoing paragraph (a), the vested portions of the Participant’s Account, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed (or shall begin to be distributed) to the Participant on (or as soon as practicable after) the Distribution Date (as defined in paragraph (c) below) he elects, by one of the following methods chosen by the Participant:

(i)                                     by payment in a lump sum; or

(ii)                                  by payment in a series of monthly, quarterly, semi-annual or annual installments for a period selected by the Participant that complies with subsection 11.5 (the amount of each installment as of each applicable Accounting Date shall be equal to the product of the Participant’s then Account balances multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid); provided, however, that a Participant may elect payments in the form of a fixed amount option under which the Participant will receive a specified dollar amount payable at specified intervals (monthly, quarterly, semiannually or annually) until his account is completely liquidated, and a Participant may elect to change the fixed amount (without changing the frequency of the payments) subject to uniform rules established by the Committee; and provided further that the Participant may elect to accelerate any installment payments and to have his remaining vested Account balance distributed to him in a lump sum payment as soon as practicable after the Accounting Date coincident with or next following the date his acceleration election is submitted to the Committee; or

(iii)                               by purchase from an insurance company and distribution to him of an annuity contract providing for periodic distributions to him for his life (with or without a period certain) or to him and his beneficiary for their joint lives, subject to the provisions of subsection 11.3; provided, however, that distribution in the form of an annuity contract pursuant to this subparagraph (iii) shall not be permitted for any distribution with an Annuity Starting Date after December 31, 2002 or, if later, the 90th day after the date that Participants are furnished a notice of the elimination of this form of distribution which satisfies the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications) for pension plans, but not later than January 1, 2004.

Notwithstanding the foregoing, unless a Participant elects otherwise, distribution of the portion, if any, of his Account invested in the ESOP Fund shall be made in a single payment.

(c)                                  A Participant’s “Distribution Date” shall mean the Accounting Date as of which a payment in any form is made to him pursuant to this Section 11, without regard to any reasonable administrative delay; provided, however, that in the event of an election of an annuity under clause (b)(iii) above, the Distribution Date shall be no later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract. A Participant may elect that his Distribution Date occur as of any Accounting Date occurring on or after his Termination Date (but not retroactively and not later than the date on which he attains age 70½), provided that no election of a Distribution Date will be valid if it is made more than 90 days prior to such date and further provided that the distribution shall not commence earlier than 30 days after the Participant is given the direct rollover notice required under section 402(f) of the Code and the notice required under Treasury regulation section 1.411(a)-11(c) unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a direct rollover and whether or not to elect a distribution, and the Participant, after receiving such notices, affirmatively elects the distribution.

11.2.                        Distributions to Beneficiaries. Subject to subsection 11.5, the following rules shall apply if a Participant dies while any vested portion of his Accounts remains undistributed:

(a)                                  If the Participant dies before benefit payments to him have commenced, the vested balance of his Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(j), shall be distributed as follows:

(i)                                     If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) does not exceed $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as soon as practicable following his date of death, or, if the Beneficiary is not the Participant’s surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as soon as practicable after his death, in a lump sum payment.

(ii)                                  If the value of the vested portion of the Participant’s Accounts (less the outstanding loan balance) exceeds $5,000 ($1,000 in the case of distributions on and after March 23, 2005), determined as soon as practicable following his date of death and the Beneficiary is the Participant’s surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as of any Accounting Date following the date of his death selected by the Beneficiary (in accordance with subsection 11.5), in one of the methods described at paragraph 11.1(b) as chosen by the Beneficiary.

(b)                                 If a Participant dies after benefit payments to him have commenced, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary’s acceleration election is filed with the Committee.

11.3.                        Special Rules Governing Annuity Elections. If a married Participant elects distribution in the form of an annuity pursuant to clause 11.1(b)(iii), the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

(a)                                  The vested portions of the Participant’s Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be used to purchase a nontransferable “Joint and Survivor Annuity” (that is, an annuity that commences immediately and is payable for the life of the Participant with a survivor annuity payable for the life of his spouse which survivor annuity is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date. The Participant’s Distribution Date shall be no earlier than 30 days after the Participant is given the notice required under Treasury regulation section 1.411(a)-11(c),(including a written explanation of the terms and conditions of the Joint and Survivor Annuity and the effect of an election of a different annuity form), unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, and the Participant, after receiving such notice, affirmatively elects the distribution.

(b)                                 No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located, that the Participant and his spouse are legally separated, that the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

(c)                                  During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 10.1, no amount may be withdrawn by the Participant pursuant to Section 10 and no amount may be distributed to the Participant pursuant to subsection 11.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection 11.3.

(d)                                 Subject to paragraph (e) below, if the Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 10.1(j)) shall be paid to his spouse in the form of a life annuity as of the Accounting Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after any earlier Accounting Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

(e)                                  The provisions of paragraph (d) above shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 11.2, if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 11.6 during the period between the Participant’s election of an annuity and his death, and acknowledges that such consent to the Participant’s designation of such Beneficiary constitutes the spouse’s consent to the Participant’s waiver of a qualified pre-retirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

(f)                                    A Participant may revoke his election pursuant to this subsection 11.3, and may make a new election of any form of distribution permitted under paragraph 11.1(b), at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection 11.3 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

11.4.                        Forfeitures and Restorations of Non-Vested Contributions. If a Termination Date occurs with respect to a Participant who is not fully vested in his Accounts (as determined under Section 9), the following rules shall apply:

(a)                                  The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

(b)                                 If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One Year Breaks in Service, the amount forfeited under paragraph (a) above shall be restored, as adjusted for earnings in accordance with uniform rules established by the Committee, as soon as practicable after his reemployment.

(c)                                  If a forfeiture occurs due to the distribution of the vested portion of the Participant’s Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

(d)                                 The restoration referred to in paragraph (b) above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

(e)                                  A restoration pursuant to paragraph (b) above shall not be considered an annual addition for purposes of subsection 8.3.

(f)                                    If a Participant who is reemployed by an Employer or Related Company prior to incurring five consecutive One Year Breaks in Service received a distribution of the vested portion of his Matching Account, the amount restored under paragraph (b) above shall be maintained in a separate subaccount within the Participant’s Matching Account and his vested interest in each subaccount shall be determined in accordance with the rules set forth in Treas. Reg. § 411(a)-7(d)(5)(iii)(A).

(g)                                 During the period between the Participant’s Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Matching Account is forfeited such non-vested portion shall be credited to a forfeiture subaccount and invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

(h)                                 All forfeitures under this subsection 11.4 shall be used to reduce Matching Contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) above.

11.5.                        Limits on Commencement and Duration of Distributions. The following distribution rules are intended to conform distributions under the Plan to the requirements of sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code, and with respect to any portion of an Account invested in the ESOP Fund, to section 409(o) of the Code, and such provisions of law shall supersede any other provision of the Plan to the contrary:

(a)                                  Unless the Participant elects otherwise, distribution shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events occurs:  the Participant’s attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant’s Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

(b)                                 Solely in the case of that portion of an Account invested in the ESOP Fund, the Participant may elect that distribution commence to be made not later than one year after the close of the Plan Year:

(i)                                     in which the Participant separates from service by reason of attaining the age of sixty-five (65), death or disability; or

(ii)                                  which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service (except that this clause shall not apply if the Participant is reemployed by a Related Company before distribution is required to begin under this clause (ii)).

(c)                                  Notwithstanding any other provision herein to the contrary, distribution of a Participant’s Accounts shall commence to be made to him (or on his behalf) once he has attained age 70½ in the form of a lump sum distribution or, if elected by the Participant, in any other form permitted by paragraph 11.1(b), on or before his Required Beginning Date (as defined below) and each December 31 thereafter. (In the event an annuity or lump sum has been elected, each additional payment shall consist of a lump sum payment of all amounts then credited to his Accounts.)  A Participant’s “Required Beginning Date” shall mean the April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70½, or (ii) the calendar year in which the Participant’s Termination Date occurs; provided, however, that clause (ii) shall not apply to any Participant who is a 5-percent owner of any Employer or Related Company (as defined in section 416 of the Code).

(d)                                 Required minimum distributions for calendar years after 2001 shall be governed by Supplement Q to the Plan.

11.6.                        Beneficiary Designations. The term “Beneficiary” shall mean the Participant’s surviving spouse, except as otherwise provided below in this subsection 11.6:

(a)                                  If a Participant is not married at his death, or if the Participant is married but his spouse has consented (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such a designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Committee prior to his death.

(b)                                 A spouse’s consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse; provided, however, that no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or (ii) it is established to the satisfaction of the Committee that the spouse’s consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations. Foi purposes of the Plan, the term “spouse” means the person to whom the Participant is legally married at the relevant time.

(c)                                  If a Participant dies after December 31, 2002, with no surviving Beneficiary designated by him and no surviving spouse, his Beneficiary shall be his surviving children (in equal shares) or, if he has no living child, his estate. If a Participant dies on or before December 31, 2002, his Beneficiary shall be determined under the provisions of the Plan as in effect on the date of his death.

(d)                                 Notwithstanding the foregoing provisions of this subsection 11.6, if (i) a Participant designates his spouse as beneficiary under the Plan in a beneficiary designation form filed with the Committee and not revoked prior to his death, and (ii) the Participant and such spouse are divorced after the date on which such beneficiary designation form is filed with the Committee and they are not married to each other on the date of the Participant’s death, then such former spouse shall be deemed to have predeceased the Participant for purposes of determining the Participant’s Beneficiary under the Plan; provided, however, that the provisions of this paragraph (d) shall not apply to the extent that (iii) the Participant designates the former spouse as beneficiary in a beneficiary designation form filed with the Committee after the date of dissolution of the Participant’s marriage to such former spouse, or (iv) a qualified domestic relations order provides that the former spouse shall be treated as the Participant’s surviving spouse for purposes of the Plan or otherwise assigns all or a portion of the Participant’s interest in the Plan to the former spouse as alternate payee. The provisions of this paragraph (d) shall apply only with respect to a Participant who dies after December 31, 2003.

11.7.                        Form of Payment. Distributions to or on behalf of a Participant or Beneficiary shall be made proportionately from each of the Investment Funds in which the Participant’s Accounts are invested and, except as provided otherwise in the following sentence, shall be paid solely in cash. Distributions from the portion of a Participant’s Accounts, if any, that is invested in the Altria Group Stock Fund or the Kraft Foods Stock Fund shall be made in cash, except to the extent the Participant or Beneficiary elects, solely with respect to distributions to be made in the form of a lump sum or installments (and not with respect to any distribution to be made in the form of an annuity), to receive whole shares of Altria Group Common Stock or Kraft Foods Common Stock, respectively (with cash distributed in lieu of any fractional share).

11.8.                        Facility of Payment. Notwithstanding the provisions of subsections 11.1 and 11.2, if, in the Committee’s opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

11.9.                        Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

11.10.                  Absence of Guaranty. None of the Committee, the Trustee, or the Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

11.11.                  Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Participant, if no address is filed with the Committee, then at his last post office address as shown on the Employers’ records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary. In the event that a benefit which has become payable remains unclaimed after a reasonable period (determined by the Committee in accordance with uniform procedures established by it), such benefit shall be forfeited; provided, however, that any such benefit shall be reinstated if a claim is made for such benefit by the Participant or beneficiary entitled to it. The amount of any benefit so forfeited shall be retained in the trust and applied in accordance with subsection 11.4.

11.12.                  Direct Rollover Option. In accordance with uniform rules established by the Committee, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Committee to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms “eligible rollover distribution” and “eligible retirement plan” as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder. Effective for distributions in Plan Years beginning after December 31, 2001:  (i) any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan; (ii) a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, except that any such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution retirement plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; (iii) an “eligible retirement plan” includes an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution; and (iv) an eligible retirement plan shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p).

11.13.                  Distributions on Account of Permanent and Total Disability. For purposes of this Section 11, a Participant will be considered to have terminated employment and will be entitled to a distribution of his vested Account balances when he is determined by the Committee to be permanently and totally disabled (as defined in subsection 9.2).

SECTION 12

No Reversion to Employers

No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

(a)                                  Each contribution made by an Employer under the Plan shall be conditioned upon its deductibility under section 404 of the Code, unless (1) prior to the due date

(including extensions) of the Federal income tax return of Altria Group, Inc. for any year, the Chief Financial Officer of Kraft Foods Inc. (or his delegate) determines in writing that all or a portion of the contributions for that Plan Year are not conditioned on the deductibility of the contributions for that Plan Year, and (2) either such officer (or his delegate), in consultation with the Chief Financial Officer of Altria Group, Inc., determines in writing by such tax return due date that such contributions, in combination with contributions to any other plan qualified under section 401(a) of the Code by the Company or any Related Company for such Plan Year will not result in the imposition of excise tax under Code section 4972 or the Company or one or more Related Companies pays any such excise tax. To the extent that the deduction of a contribution made by an Employer and conditioned upon deductibility is disallowed, the nondeductible amount shall be returned to the affected Employer within one (1) year after the deduction is disallowed.

(b)                                 If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

(c)                                  If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas. Reg. § 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.

SECTION 13

Administration

13.1.                        Committee Membership and Authority. The Committee referred to in subsection 1.3 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 13, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

(a)                                  to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b)                                 to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

(c)                                  to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d)                                 to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e)                                  to direct all payments of benefits under the Plan;

(f)                                    to perform the functions of a “plan administrator”, as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

(g)                                 to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

(h)                                 to establish a claims procedure in accordance with section 503 of ERISA; and

(i)                                     to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

13.2.                        Allocation and Delegation of Committee Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

13.3.                        Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

13.4.                        Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

13.5.                        Committee’s Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

13.6.                        Exercise of Committees’ Duties. Notwithstanding any other provisions of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)                                  for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

(b)                                 with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

13.7.                        Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

13.8.                        Indemnification of the Committees. To the extent not reimbursed by any applicable insurance policy, the Committees, the individual members thereof and the secretary (if any) of each of the Committees shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Committees’ functions if the Committees or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

13.9.                        Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days’ advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

13.10.                  Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

13.11.                  Committee Discretion. Benefits under this Plan will be paid only if the Committee decides, in its discretion, that the Participant is entitled to them under the terms of the Plan.

SECTION 14

Amendment and Termination

14.1.                        Amendment. While it is expected that the Plan will be continued, either the Company or the Committee nevertheless may terminate the Plan or amend it from time to time, except that no amendment will reduce a Participant’s interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

14.2.                        Termination. The Plan will terminate as to all of the Employers on any day specified by the Company upon advance written notice of the termination given to the Employers. Employees of an Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 2.3) on the first to occur of the following:

(a)                                  the date on which that Employer ceases to be a contributing sponsor of the Plan, by appropriate action taken by the Company or by such Employer;

(b)                                 the date that Employer is judicially declared bankrupt or insolvent; or

(c)                                  the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of subsection 14.3, with the consent of the Company or the Committee, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

14.3.                        Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under section 401(a) of the Code. In the case of any such merger, or transfer of assets and liabilities, provision shall be made so that each affected Participant in the Plan on the date thereof would receive a benefit immediately after the merger, consolidation or transfer which is equal to the benefit he would have been entitled to receive immediately prior to the merger or transfer. The Committee may adopt such amendment or

Supplement to the Plan as may be necessary to preserve the protected rights that may not be changed or eliminated by reason of such transfer or merger under section 411 of the Code; pending such amendment or adoption of such Supplement, the applicable provisions of the merged or transferee plan describing such section 411 protected rights shall be incorporated herein by reference.

14.4.                        Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as those sections may be amended from time to time.

14.5.                        Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 15

Change of Control Provisions

15.1.                        Application. In the event of a Change of Control (as defined in subsection 15.2), the provisions of this Section 15 shall apply, notwithstanding any other provision in the Plan to the contrary.

15.2.                        Definition of Change of Control. For purposes of the Plan, a “Change of Control” means the happening of any of the following events:

(a)                                  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group (the “Parent”) (such stock hereinafter referred to as the “Outstanding Parent Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) of this subsection 15.2; or

(b)                                 Individuals who, as of November 1, 1989, constitute the Board of Directors of the Parent (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to November 1, 1989 whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c)                                  Approval by the shareholders of the Parent of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then Outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

(d)                                 Approval by the shareholders of the Parent of (i) a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such sale or other disposition of assets of the Parent or were elected, appointed or nominated by the Incumbent Board.

15.3.                        Contribution Requirement. Subject to the conditions and limitations of Section 8 (after taking into account the effect thereon of the last sentence of this subsection 15.3) and of the next sentence, upon the occurrence of a Change of Control, for the year in which the Change of Control occurs and for each of the two years following the year in which the Change of Control occurs the “Control Period”, each Employer shall make a “Matching Contribution” to the Profit Sharing Fund on behalf of each Participant employed by such Employer who has made Before-Tax or After-Tax Contributions to the Profit Sharing Fund for that year in an amount equal to the greater of:

(a)                                  $.30 for each $1.00 contributed to the Profit Sharing Fund by the Participants for each year in the Control Period, or

(b)                                 the average rate of the Matching Contributions for the two Plan Years prior to the Plan Year in which the Change of Control occurs.

Except as otherwise specifically provided in Section 12, in no event shall the sum of the Before-Tax Contributions and any Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year. Each Employer’s Matching Contributions for any Plan Year shall be paid to the Trustee for deposit in the Profit Sharing Fund, without interest, no later than the time prescribed by law for filing the Federal corporate income tax return of Altria Group, or its successors, as applicable, including any extensions thereof. The Matching Contributions made on behalf of a Participant pursuant to this Section 14 shall be allocated to the Participant’s Matching Account.

15.4.                        Vesting. Upon and after a Change of Control, a Participant’s vested percentage in all his Accounts under the Plan shall be 100%.

15.5.                        Enforcement Rights; Amendment Restrictions.

(a)                                  In addition to all other rights under the Plan and applicable law, any individual who shall be a Participant or Beneficiary at the date on which the Change of Control occurs (the “Control Date”) shall from and after such date have the right to bring an action, either individually or on behalf of all Participants and Beneficiaries, to enforce the provisions of this Section 15 by seeking injunctive relief or damages, or both, and the Company shall be obligated to pay or reimburse such Participant or Beneficiary who shall prevail, in whole or in substantial part, for all reasonable expenses, including attorney’s fees, in connection with such action.

(b)                                 Anything in the Plan to the contrary notwithstanding, on and after the Control Date none of the provisions of this Section 15 shall be amended unless within sixty days after the date of the action taken to amend such provisions at least two-thirds of the individuals who were Participants at the date of such action shall have given their written approval of such action based on full and complete information provided to them regarding the actual and potential effects of such action on them.

15.6.                        Construction. The foregoing provisions of this Section 15 shall be construed liberally to the end that its purposes shall be fully implemented.

SUPPLEMENT A

KRAFT FOODS GLOBAL, INC. TIP PLAN

California Vegetable Concentrates Division

This Supplement A to the Kraft Foods Global, Inc. TIP Plan sets forth special provisions that first became effective February 16, 1993 and continue to be applicable to the Participating Group described below on and after May 12, 1997 and supersedes any provisions of the Plan which are not consistent with this Supplement A.

1.                                       Participating Group:  This Supplement A is applicable to those Participants in the Plan who were employees of the California Vegetable Concentrates division of Kraft Food Ingredients Corp. and who became employees of Basic Vegetable Products, L.P., pursuant to that certain Asset Purchase Agreement entered into as of February 16, 1993 by and between Basic Vegetable Products, L.P., and Kraft Food Ingredients Corp.

2.                                       Special Vesting Provisions:  On and after February 16, 1993, a Participant in this Participating Group shall be 100% vested in his Matching Account.

3.                                       Special Withdrawal Provisions:

Notwithstanding any provisions of the Plan to the contrary, the provisions of Section 10 relating to hardship withdrawals and in-service withdrawals of After-Tax and Matching Contributions shall continue to apply to a Participant in the Participating Group for such time as said Participant remains an employee of Basic Vegetable Products, L.P., or its successors or affiliates (collectively referred to as the “Successor Employer”). Notwithstanding any provisions of the Plan to the contrary, for purposes of applying the post-employment termination distribution provisions of Section 11 of the Plan to a Participant in the Participating Group, such Participant’s employment shall not be considered to have terminated (whether on account of retirement, permanent and total disability, or for any other reason) until such time as said Participant has terminated employment with the Successor Employer.

A-1

SUPPLEMENT B

KRAFT FOODS GLOBAL, INC. TIP PLAN

Naperville Hourly Employees

This Supplement B to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that first became effective January 4, 1993 and that continue to be applicable on and after May 12, 1997 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement B.

1.                                       Participating Group:  This Supplement B is applicable to hourly employees covered by a collective bargaining contract at the Kraft Foods facility (formerly a Nabisco cereal plant) in Naperville, Illinois.

2.                                       Special Service Provisions:  For purposes of Section 3 and subsection 9.1 of the Plan, service with Nabisco Brands, Inc. and those companies treated as a single employer under sections 414(b) and (c) of the Code prior to January 4, 1993, shall be treated as service under the Plan for this Participating Group.

3.                                       Special Contribution Provisions. The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant in this Participating Group may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution”, which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Participant in this Participating Group may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 4 of Supplement B to the Kraft Foods Global, Inc. TIP Plan, for any payroll period, the Before-Tax Contributions made on behalf of a Participant in this Participating Group and After-Tax Contributions made by such Participant may not together exceed 16 percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Participants in this Participating Group, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Participant in this Participating Group employed by such Employer a Matching Contribution amount equal to 35 percent (25 percent for periods prior to September 1, 2003 for Participants who are members of American Federation of Grain Millers, Local Union 343 or International Association of Machinist and Aerospace Workers, Local Union No. 1202, and 25 percent for periods prior to November 1, 2003 for Participants who are members of International Union of Operating Engineers, Local Union No. 399) of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax Contributions from the first 6 percent of a Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions”, and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions”.

4.                                       Special Accounting Provisions. The After-Tax Account maintained under the Plan for each Participant in the Participating Group shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the Nabisco Brands Employee Savings Plan. The Matching Account maintained under the Plan for each Participant in the Participating Group shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the Nabisco Brands Employee Savings Plan, and all of such transferred balances shall be 100% vested.

5.                                       Special Vesting Provisions. In addition to the vesting provisions of subsections 9.1 and 9.2 of the Plan, each individual who is a Participant in this Participating Group on March 31, 1997 will have a fully vested, nonforfeitable interest in his Matching Account upon the completion of 24 months of employment after his initial enrollment date in the Plan.

6.                                       Special In-Service Withdrawal Provisions. The last sentence of subsection 10.5 of the Plan shall not apply to the Participants in this Participating Group and accordingly no minimum withdrawal amount shall apply to such Participants.

SUPPLEMENT C

KRAFT FOODS GLOBAL, INC. TIP PLAN

South Edmeston Hourly Employees

This Supplement C to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of September 1, 2000 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement C.

1.                                       Participating Group:  This Supplement C is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (South Edmeston, New York) and Local 182, International Brotherhood of Teamsters (a “South Edmeston Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a South Edmeston Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the South Edmeston Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a South Edmeston Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the South Edmeston Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 2 of Supplement C, for any payroll period, the Before-Tax Contributions made on behalf of a South Edmeston Participant and After-Tax Contributions made by such Participant may not together exceed 16

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percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to a South Edmeston Participant, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Participant’s Federal income tax form W-2 with respect to the South Edmeston Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each South Edmeston Participant employed by such Employer a Matching Contribution in an amount equal to 25 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a South Edmeston Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

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SUPPLEMENT D

KRAFT FOODS GLOBAL, INC. TIP PLAN

Farmdale Hourly Employees

This Supplement D to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of January 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement D.

1.                                       Participating Group:  This Supplement D is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Farmdale, Ohio) and Local 261, International Brotherhood of Teamsters (a “Farmdale Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Farmdale Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Farmdale Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, Farmdale Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Farmdale Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. For any payroll period, the Before-Tax Contributions made on behalf of a Farmdale Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the Farmdale Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

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(d)                                 Eligible Compensation. With respect to Farmdale Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Farmdale Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, each Employer shall contribute to the Profit Sharing Fund on behalf of each Farmdale Participant employed by such Employer a Matching Contribution in an amount equal to 15 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Farmdale Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Farmdale Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

3.                                       Transfer from LOTS Plan. Effective as of January 1, 2001, assets and liabilities under the Long Term Savings Plan for Union Employees (the “LOTS Plan”) attributable to Farmdale Participants are transferred to the Plan (within the meaning of section 414(l) of the Code), and are subject to the provisions of the Plan for periods on and after that date.

4.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Farmdale Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Farmdale Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Farmdale Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

5.                                       Credit for Vesting Service. The service credited under the Plan for vesting purposes with respect to a Farmdale Participant for periods prior to January 1, 2001, shall not be less than the service, if any, credited to such Participant for vesting purposes under the LOTS Plan for that period.

6.                                       Vesting in Transferred Amounts. A Farmdale Participant’s vested interest in the portion of his Plan account balance attributable to amounts transferred from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan, taking into account the provisions of paragraph 5 next above.

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SUPPLEMENT E

KRAFT FOODS GLOBAL, INC. TIP PLAN

Madison Hourly Employees

This Supplement E to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of January 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement E.

1.                                       Participating Group:  This Supplement E is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Madison, Wisconsin) and Local 538, United Food and Commercial Workers International Union, AFL-CIO (“Madison Participants”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Madison Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Madison Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Madison Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Madison Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. For any payroll period, the Before-Tax Contributions made on behalf of a Madison Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the

E-1

Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Madison Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Madison Participant employed by such Employer a Matching Contribution in an amount equal to 25 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Madison Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

3.                                       Transfer from LOTS Plan. Effective as of January 1, 2001, assets and liabilities under the LOTS Plan attributable to Madison Participants are transferred to the Plan (within the meaning of section 414(l) of the Code) and are subject to the provisions of this Plan for periods on and after that date.

4.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Madison Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Madison Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Madison Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

5.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Madison Participant for periods prior to January 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

6.                                       Vesting in Transferred Amounts. A Madison Participant’s vested interest in the portion of his Plan account balances attributable to amounts transferred on his behalf from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 5 next above.

E-2

SUPPLEMENT F

KRAFT FOODS GLOBAL, INC. TIP PLAN

Woodstock Hourly Employees

This Supplement F to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of January 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement F.

1.                                       Participating Group:  This Supplement F is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Woodstock, Illinois) and Local 738, International Brotherhood of Teamsters (“Woodstock Participants”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Woodstock Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Woodstock Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Woodstock Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Woodstock Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. For any payroll period, the Before-Tax Contributions made on behalf of a Woodstock Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent

F-1

of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Woodstock Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4)  of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Woodstock Participant employed by such Employer a Matching Contribution in an amount equal to 15 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Woodstock Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Woodstock Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

3.                                       Transfer from LOTS Plan. Effective as of January 1, 2001, assets and liabilities under the LOTS Plan attributable to Woodstock Participants are transferred to the Plan (within the meaning of section 414(l) of the Code) and are subject to the provisions of this Plan for periods on and after that date.

4.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Woodstock Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Woodstock Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Woodstock Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

5.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Woodstock Participant for periods prior to January 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

6.                                       Vesting in Transferred Amounts. A Woodstock Participant’s vested interest in the portion of his Plan accounts attributable to amounts transferred on his behalf from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan.

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SUPPLEMENT G

KRAFT FOODS GLOBAL, INC. TIP PLAN

Avon Hourly Employees

This Supplement G to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of May 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement G.

1.                                       Participating Group:  This Supplement G is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Avon, New York) and Local 791, International Brotherhood of Teamsters (an “Avon Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, an Avon Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Avon Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, an Avon Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Avon Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. For any payroll period, the Before-Tax Contributions made on behalf of an Avon Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

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(d)                                 Eligible Compensation. With respect to Avon Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Avon Participant employed by such Employer a Matching Contribution in an amount equal to 25 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of an Avon Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

3.                                       Transfer from LOTS Plan. Effective as of May 1, 2001, assets and liabilities under the LOTS Plan attributable to Avon Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan for periods on and after that date.

4.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Avon Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Avon Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Avon Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

5.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to an Avon Participant for periods prior to May 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

6.                                       Vesting in Transferred Amounts. An Avon Participant’s vested interest in the portion of his Plan account attributable to amounts transferred on his behalf from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan, taking into account the provisions of paragraph 6.

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SUPPLEMENT H

KRAFT FOODS GLOBAL, INC. TIP PLAN

Coshocton Hourly Employees

This Supplement H to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of May 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement H.

1.                                       Participating Group:  This Supplement H is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Coshocton, Ohio) and Local No. 17A, United Food and Commercial Workers International Union, AFL-CIO (a “Coshocton Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Coshocton Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Coshocton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Coshocton Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Coshocton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 4 of Supplement H to the Kraft Foods Global, Inc. TIP Plan, for any payroll period, the Before-Tax Contributions made on behalf of

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a Coshocton Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Coshocton Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Coshocton Participant employed by such Employer a Matching Contribution amount equal to 35 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Coshocton Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Coshocton Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

3.                                       Transfer from LOTS Plan. Effective as of May 1, 2001, assets and liabilities under the LOTS Plan attributable to Coshocton Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan for periods on and after that date.

4.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Coshocton Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Coshocton Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Coshocton Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

5.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Coshocton Participant for periods prior to May 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

6.                                       Vesting in Transferred Amounts. A Coshocton Participant’s vested interest in the portion of his Plan account balances attributable to amounts transferred on his behalf from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan.

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SUPPLEMENT I

KRAFT FOODS GLOBAL, INC. TIP PLAN

Nashville Hourly Employees

This Supplement I to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of May 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement I.

1.                                       Participating Group:  This Supplement I is applicable with respect to the account balances of individuals who were previously employed at the Oscar Mayer plant at Nashville, Tennessee and who were in the collective bargaining unit represented by Local 405 of the United Food and Commercial Workers International Union, AFL-CIO (“Nashville Participants”).

2.                                       Transfer from LOTS Plan. Effective as of May 1, 2001, assets and liabilities under the LOTS Plan attributable to Nashville Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan, as modified below, for periods on and after that date.

3.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Nashville Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Nashville Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Nashville Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

4.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Nashville Participant for periods prior to May 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

5.                                       Vesting in Transferred Amounts. A Nashville Participant’s vested interest in amounts attributable to his account balance transferred from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 4 next above.

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SUPPLEMENT J

KRAFT FOODS GLOBAL, INC. TIP PLAN

Sherman Hourly Employees

This Supplement J to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of May 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement J.

1.                                       Participating Group:  This Supplement J is applicable to the account balances of individuals who were formerly employed as hourly employees at the Oscar Mayer Foods plant in Sherman, Texas and who were covered by the collective bargaining agreement between Oscar Mayer Foods and Local 540, United Food and Commercial Workers International Union, AFL-CIO (the “Sherman Participants”).

2.                                       Transfer from LOTS Plan. Effective as of May 1, 2001, assets and liabilities under the LOTS Plan attributable to Sherman Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan, as modified below, for periods on and after that date.

3.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Sherman Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Sherman Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Sherman Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

4.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Sherman Participant for periods prior to May 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

5.                                       Vesting in Transferred Amounts. A Sherman Participant’s vested interest in his Plan accounts attributable to his account balance transferred from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 4 next above.

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SUPPLEMENT K

KRAFT FOODS GLOBAL, INC. TIP PLAN

Sandusky and Chicago Hourly Employees

This Supplement K to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of May 1, 2001 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement K.

1.                                       Participating Group:  This Supplement K is applicable to hourly employees covered by a collective bargaining agreement at the Kraft Foods facilities in either Sandusky, Ohio or Chicago, Illinois (an “Affected Participant”).

2.                                       Transfer from LOTS Plan. Effective as of May 1, 2001, assets and liabilities under the LOTS Plan attributable to Affected Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan, as modified below, for periods on and after that date.

3.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Affected Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Affected Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Affected Participant shall include the company contribution account balances for such Affected Participant, if any, that were transferred to the Plan from the LOTS Plan.

4.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to an Affected Participant for periods prior to May 1, 2001, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

5.                                       Vesting in Transferred Amounts. An Affected Participant’s vested interest in the portion of his Plan accounts attributable to amounts transferred from the LOTS Plan on his behalf shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 4 next above

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SUPPLEMENT L

KRAFT FOODS GLOBAL, INC. TIP PLAN

ESOP FUND Provisions

1.                                       Effective Date:  The effective date of this Supplement L and the ESOP Fund to which it relates is December 15, 2001.

2.                                       Purpose:  The purpose of this Supplement L is to set forth the provisions of the Plan applicable to the ESOP Fund and not set forth elsewhere in the Plan.

3.                                       Definitions:  Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the plan is similarly used or defined for purposes of this Supplement L.

4.                                       Diversification:  Consistent with the diversification requirements of section 401(a)(28) of the Code, a Participant may elect to diversify all or a portion of his account which is invested in the ESOP Fund by filing an investment election pursuant to subsection 6.3 of the Plan.

5.                                       Put Options:  If Employer Common Stock held under the ESOP Fund is not readily tradeable on an established securities market, any Participant or Beneficiary who is entitled to a distribution of such stock from the Plan shall have a right to require the Employer to repurchase such shares under a fair valuation formula. Such right may be exercised for a period of 60 days following the date of distribution and, if the put option is not exercised within such 60-day period, such right may be exercised for an additional period of 60 days in the next following Plan Year. If such shares are repurchased as part of a total distribution, unless the Participant or Beneficiary elects otherwise, the amount to be paid for such shares shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, with reasonable interest paid and adequate security provided on the unpaid shares. If the repurchase of shares is part of an installment distribution, the amount to be paid for the shares shall be paid not later than 30 days after the exercise of the put option described in this subsection 5 of Supplement L.

6.                                       ESOP Loan:  Unless further amended to include the applicable provisions of Treas. Reg. section 54.4975-7 and 11, the Plan may not engage in an “Exempt Loan.”  The term “Exempt Loan” means a loan made to the ESOP by a disqualified person or a loan to the ESOP which is guaranteed by a disqualified person, including a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the ESOP. In addition, the ESOP shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

7.                                       Appraiser:  If at any time the Employer Common Stock held by the Plan is not readily tradeable on an established securities market, all valuations of such stock with respect to

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activities carried on by the Plan will be made by an independent appraiser meeting the requirements of section 401(a)(28) of the Code.

8.                                       Voting Rights:  Full and fractional shares of Employer Common Stock invested in the ESOP Fund and allocated to any Account shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant, Beneficiary or Alternate Payee, as the case may be, to whose Account such shares (or units representing such shares) are allocated on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Beneficiary or Alternate Payee whose Accounts are invested in the ESOP Fund (including both subparts thereof). Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Employer Common Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

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SUPPLEMENT M

KRAFT FOODS GLOBAL, INC. TIP PLAN

Walton Hourly Employees

This Supplement M to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of January 1, 2002 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement M.

1.                                       Participating Group:  This Supplement M is applicable to hourly employees working at Kraft Foods in Walton, New York covered by a collective bargaining agreement between an Employer and United Food and Commercial Workers International, Local One (a “Walton Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Walton Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Walton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Walton Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Walton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 2 of Supplement M, for any payroll period, the Before-Tax Contributions made on behalf of a Walton Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the

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Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to a Walton Participant, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Participant’s Federal income tax form W-2 with respect to the Walton Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or section 132(f)(4) of the Code, and excluding any bonus payments.

(e)                                  Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Walton Participant employed by such Employer a Matching Contribution in an amount equal to 25 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Walton Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

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SUPPLEMENT N

KRAFT FOODS GLOBAL, INC. TIP PLAN

Davenport Hourly Employees

This Supplement N to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of August 1, 2002 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement N.

1.                                       Participating Group:  This Supplement N is applicable to hourly employees working at Kraft Foods in Davenport, Iowa covered by a collective bargaining agreement between an Employer and United Food and Commercial Workers International, Local 431 (a “Davenport Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Davenport Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Davenport Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Davenport Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Davenport Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 2 of Supplement N, for any payroll period, the Before-Tax Contributions made on behalf of a Davenport Participant and After-

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Tax Contributions made by such Participant may not together exceed 16 percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Davenport Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or section 132(f) of the Code, and excluding any bonus payments.

3.                                       Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Davenport Participant employed by such Employer a Matching Contribution amount equal to 40 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Davenport Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Davenport Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

4.                                       Transfer from LOTS Plan. Effective as of August 1, 2002, assets and liabilities under the LOTS Plan attributable to Davenport Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan, as modified by this Supplement N, for periods on and after that date.

5.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Davenport Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After Tax-Account maintained under the Plan for each Davenport Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Davenport Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

6.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Davenport Participant for periods prior to August 1, 2002, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

7.                                       Vesting in Transferred Amounts. A Davenport Participant’s vested interest in his Plan accounts attributable to his account balance transferred from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 8 next above.

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SUPPLEMENT O

KRAFT FOODS GLOBAL, INC. TIP PLAN

Fullerton Hourly Employees

This Supplement O to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of July 1, 2002 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement O.

1.                                       Participating Group:  This Supplement O is applicable to hourly employees working at Kraft Foods in Fullerton, California who are covered by a collective bargaining agreement between an Employer and the International Brotherhood of Teamsters, Local 952 (a “Fullerton Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Fullerton Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Fullerton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                 After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, a Fullerton Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Fullerton Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 2, for any payroll period, the Before-Tax Contributions made on behalf of a Fullerton Participant and After-Tax

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Contributions made by such Participant may not together exceed 16 percent of the Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                 Eligible Compensation. With respect to Fullerton Participants, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are that are includible on the Participant’s Federal income tax form W-2 with respect to the Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or, for Plan Years after 2000, section 132(f) of the Code, and excluding any bonus payments.

3.                                       Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Fullerton Participant employed by such Employer a Matching Contribution amount equal to 15 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Fullerton Participant that do not exceed 6 percent of such Participant’s Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Fullerton Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

4.                                       Transfer from LOTS Plan. Effective as of August 1, 2002, assets and liabilities under the LOTS Plan attributable to Fullerton Participants are transferred (within the meaning of section 414(l) of the Code) to the Plan and are subject to the provisions of this Plan, as modified by this Supplement O, for periods on and after that date.

5.                                       Special Accounting Provisions. The Before-Tax account maintained under the Plan for each Fullerton Participant shall include the before-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The After-Tax Account maintained under the Plan for each Fullerton Participant shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan. The Matching Account maintained under the Plan for each Fullerton Participant shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the LOTS Plan.

6.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Fullerton Participant for periods prior to August 1, 2002, shall not be less than the service, if any, credited for vesting purposes under the LOTS Plan with respect to such Participant for that period.

7.                                       Vesting in Transferred Amounts. A Fullerton Participant’s vested interest in his Plan accounts attributable to his account balance transferred from the LOTS Plan shall be determined in accordance with the provisions of Section 9 of the Plan taking into account the provisions of paragraph 6 next above.

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SUPPLEMENT P

KRAFT FOODS GLOBAL, INC. TIP PLAN

Nabisco Hourly Employees

This Supplement P to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of January 1, 2003 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement P.

1.                                       Participating Group. This Supplement P is applicable to each individual who, on December 31, 2002, meets either of the following requirements:  (i) he is a participant in the Nabisco, Inc. Employee Savings Plan (the “Nabisco ESP”) and is or was employed as a member of a collective bargaining unit to which participation in the Nabisco ESP is extended (a “Nabisco Participant”); or (ii) he is employed as a member of a collective bargaining unit to which participation in the Nabisco ESP is extended and has otherwise satisfied the eligibility conditions for participation in the Nabisco ESP but has not elected to participate (an “Eligible Nabisco Employee.”).

2.                                       Participation. Each Nabisco Participant shall become a Participant in the Plan on January 1, 2003, subject to the terms and conditions of the Plan. Subject to the terms and conditions of the Plan, each employee of an Employer who was not eligible to participate in the Plan immediately prior to January 1, 2003, but who was an Eligible Nabisco Employee and is a member of a collective bargaining unit to which participation in the Plan is extended, shall be eligible to participate in the Plan on January 1, 2003.

3.                                       Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year, an Employer shall contribute to the Profit Sharing Fund on behalf of each Nabisco Participant employed by such Employer a Matching Contribution amount determined under the collective bargaining agreement pursuant to which such Nabisco Participant is employed. Match-eligible Before-Tax and After-Tax contributions from the first 6 percent of a Nabisco Participant’s Eligible Compensation are sometimes referred to as “Basic Contributions,” and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as “Supplemental Contributions.”

4.                                       Transfer from the Nabisco ESP. Effective January 1, 2003, assets and liabilities under the Nabisco ESP attributable to the account balances (including any outstanding loans) of participants who are current or former union employees shall be merged with and into the Plan and shall be subject to the provisions of this Plan, as modified by this Supplement P, for periods on and after that date.

5.                                       Credit for Vesting Service. The service credited for vesting purposes under the Plan with respect to a Nabisco Participant for periods prior to January 1, 2003, shall not be less than the service, if any, credited for vesting purposes under the Nabisco ESP Plan with respect to such Nabisco Participant for that period.

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6.                                       Vesting in Transferred Amounts. The portion of the account balances of a Nabisco Participant which are attributable to amounts transferred from the Nabisco ESP are fully vested and nonforfeitable.

7.                                       Special Withdrawal Provisions. A Participant shall be eligible to withdraw amounts attributable to account balances transferred from the Nabisco ESP (including any earnings on such transferred account balances) as provided under the Nabisco ESP as in effect on December 31, 2002.

8.                                       Loans. Any loan transferred to the Plan from the Nabisco ESP may be prepaid to the extent provided by the terms of such loan and the Nabisco ESP and, in the event that the Participant terminates employment while such loan is still outstanding, such loan shall not automatically be accelerated upon such termination, but may continue to be repaid in accordance with its terms and the provisions of the Nabisco ESP.

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SUPPLEMENT Q

KRAFT FOODS GLOBAL, INC. TIP PLAN

Minimum Distribution Requirements After 2001

1.                                       General Rules:

(a)                                  Effective Date. The provisions of this Supplement R will apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2002 calendar year.

(b)                                 Precedence. The requirements of this Supplement Q will take precedence over any inconsistent provisions of the Plan.

(c)                                  Requirements of Treasury Regulations Incorporated. All distributions required under this Supplement Q will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

2.                                       Time and Manner of Distribution:

(a)                                  Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)                                 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the age of 70½, if later.

(2)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then except as provided in paragraph 5 below distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                                  If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph 2(b), other than paragraph 2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this paragraph 2(b) and paragraph 4, unless subparagraph 2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (2)(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (2)(b)(1).

(c)                                  Forms of Distribution. Unless the Participant’s interest is distributed in a single lump sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with paragraphs 3 and 4 of this Supplement Q.

3.                                       Required Minimum Distributions During Participant’s Lifetime.

(a)                                  Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)                                  the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)                                  if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

4.                                       Required Minimum Distributions After Participant’s Death.

(a)                                  Death On or After Distributions Begin.

(1)                                  Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

a.                                       The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.                                      If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c.                                       If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)                                  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)                                 Death Before Date Distributions Begin.

(1)                                  Participant Survived by Designated Beneficiary. Except as provided in paragraph 5 below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in paragraph 4(a).

(2)                                  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)                                  Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph 2(b)(1), this paragraph 4(b) will apply as if the surviving spouse were the Participant.

5.                                       Application of 5-Year Rule to Distributions to Non-Spouse Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary who is not the Participant’s surviving spouse, distribution to the designated beneficiary is not required to begin by the date specified in paragraph 2(b)(2) of this Supplement Q, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The provisions of this paragraph 5 shall not apply to distributions in the form described in subsection 11.1(b) (relating to installments) with respect to which the Annuity Starting Date has occurred prior to the Participant’s death.

6.                                       Definitions.

(a)                                  “Designated Beneficiary” means the individual who is designated as the beneficiary under section 11.6 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)                                 “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)                                  “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)                                 “Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)                                  “Required Beginning Date” shall have the meaning set forth in subsection 11.5(c) of the Plan.

SUPPLEMENT R

KRAFT FOODS GLOBAL, INC. TIP PLAN

Ontario Hourly Employees

This Supplement R to Kraft Foods Global, Inc. TIP Plan sets forth special provisions that are applicable as of March 1, 2004 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement R.

1.                                       Participating Group:  This Supplement R is applicable to hourly employees covered by a collective bargaining agreement between Kraft Foods (Ontario, California) and Local 63, International Brotherhood of Teamsters (an “Ontario Participant”).

2.                                       Special Contribution Provisions:  The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan, except that subsection 4.1(b) of the Plan relating to “catch-up” Before-Tax Contributions shall still apply to the Participating Group:

(a)                                  Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, an Ontario Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Profit Sharing Fund by his Employer as a “Before-Tax Contribution,” which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Ontario Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(b)                                   After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period, an Ontario Participant may elect to make “After-Tax Contributions” to the Profit Sharing Fund through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph (b) shall be effective as soon as practicable after the Ontario Participant has made his election in accordance with applicable Access System procedures or other procedure approved by the Committee.

(c)                                  Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 2 of Supplement R, for any payroll period, the Before-Tax Contributions made on behalf of an Ontario Participant and After-Tax Contributions made by such Participant may not together exceed 16 percent of the

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Participant’s Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

(d)                                   Eligible Compensation. With respect to an Ontario Participant, “Eligible Compensation” means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Participant’s Federal income tax form W-2 with respect to the Ontario Participant’s periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which are not includable in gross income under section 125, 402(e)(3), 402(h), 403(b) or section 132(f)(4) of the Code, and excluding any bonus payments.

3.                                       Matching Contributions. Notwithstanding any provision of the Plan to the contrary, the Ontario Participants shall not be entitled to any Matching Contributions.

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